Exhibit 10.3

OFFICE LEASE AGREEMENT

9/26/2019

THIS OFFICE LEASE AGREEMENT ("Lease") is made and entered into as of the day of September 2019 ("Effective Date"), by and between, Lara One Investments LLC, a Florida Limited Liability Company (“Landlord") and Net Element, Inc. a Delaware corporation ("Tenant").

W I T N E S S E T H:

THAT LANDLORD, in consideration of the rents and agreements promised and agreed by Tenant to be paid and performed, leases to Tenant, and Tenant leases from Landlord, the Premises described herein, subject to the following terms.

ARTICLE I GENERAL TERMS

1.	Contained below are some of the pertinent terms used throughout this Lease.

A.     "Building" means that certain building located in Miami-Dade County, Florida and having an address of 3363 NE 163th Street, North Miami Beach, Florida, 33160.

B.     "Premises" approximately 5,875 sq. ft. known as Suite 605-609, located on the 6th floor of the Building.

C.     "Permitted Use" means, subject to the terms and conditions of this Lease, use of the Premises as a professional office space and other uses incidental thereto.

D.     "Lease Term" is 5 years commencing on the Effective Date September 23rd, 2019 and on the Expiration Date: September 30th, 2024th.

E.     "Lease Year" means the Effective Date through the last day of the twelfth (12th) full calendar month after the Effective Date, and each successive twelve (12) month period thereafter.

F.     "Rent Commencement Date" means the completion date of Landlord’s Work when the Premises are broom clean and ready for occupancy by Tenant. This does not include the purchase and installation of cubicles, which will be the Tenant’s responsibility.

G.	"Expiration Date" means September 30th, 2024.

H.     “Option to Cancel” Tenant has one option to cancel the lease on October 31st, 2022. Tenant shall provide Landlord with written notification of Tenant’s intentions to exercise this option One Hundred Twenty (120) days before October 31st, 2022. If the tenant does not exercise this Option to Cancel the lease, then the tenant’s lease will continue until expiring on September 30th, 2024. If Tenant exercises the Option to Cancel, then the Tenant will pay $10,000 to the Landlord in reimbursement costs for Landlord Work and the cubicles installed will stay in the Premises as part of the Landlord’s property. If Tenant or its assigns stays in the Premises for the Lease Term, Tenant may at its election remove and keep the cubicles at the end of the Lease Term.

“Option to Renew” Tenant has one option to renew the lease by providing Landlord with written notification of Tenant’s intentions to exercise this option One Hundred Twenty (120) days before the Expiration Date.

I.     “Landlord Work” Landlord will at it sole cost and expense perform the Landlord Work set forth in Exhibits A and A-1 hereto. Tenant will move in once Landlord’s Work is complete. The estimated time is 1 month to complete the work. All furniture in the Premises (except for the cubicles per H above) is the Landlord’s property and will remain in the Premise after the expiration of the Lease. The purchase and installation of the cubicles will be the Tenant’s responsibility, of which the Landlord will reimburse $10,000 of the costs to the Tenant either by check or by rent credit, whichever method Landlord chooses; the $10,000 cubicle reimbursement will take place between the 3rd and 4th months of the lease.

J.     "Additional Rent" means any other amounts in addition to Base Rent that Tenant may owe or become liable for under this Lease, which by the terms and conditions of this Lease may be incorporated into Additional Rent. For the sake of clarity, this is not a “triple net” lease and Tenant has no responsibility for payment of real estate taxes, common area charges, association dues or other charges not specifically referenced in this Lease.

K.     "Base Rent" means $193,875.00 per year for the Lease Term, payable in equal monthly installments of $16,156.25, in advance, subject to increase only for any Additional Rent and sales tax in accordance with the terms and conditions of this Lease.

L.     "Rent" means, collectively, Base Rent and Additional Rent and any sales tax on the foregoing. With a current 6.7% sales tax rate, the Tenant’s monthly Rent payment is estimated to be $17,238.72.

M.     “Electricity” Tenant will be responsible for paying electricity costs for the premise. Nonpayment of the electricity bill will result in defaulting on the lease.

.     "Security Deposit" means $17,238.72 to be delivered to Landlord by Tenant simultaneous to Tenant's execution of this Lease.

M.     “Upon Execution” Tenant agrees to pay first and last months of rent along with the Security Deposit upon execution of this lease. In total, $51,716.16 is to be delivered to Landlord by Tenant simultaneous to Tenant’s execution of this Lease.

N.     "Designated Parking Spaces" means those 11 parking spaces, designated by Landlord for Tenant's exclusive use, subject to the terms and conditions of this Lease.

O.     "Landlord's Notice Address" Lara One Investments LLC, Attention: Eric Giray, 5600 N Flagler Dr 709, West Palm Beach, FL, 33407. Telephone: (718) 208-3011.

P.	“Landlord’s Email Address" eric.giray@gmail.com

Q.	"Tenant's Email Address" jginsberg@netelement.com

R.     "Tenant's Notice Address" 3363 NE 163th Street, Suite 605-609, North Miami Beach, Florida, 33160.

TENANT ACKNOWLEDGES AND AGREES THAT RENT PAYMENTS DUE UNDER THIS LEASE ARE DUE ON THE FIRST OF THE MONTH AND ARE LATE AFTER THE FIFTH DAY OF THE MONTH AND ALL SUCH PAYMENTS ARE TO BE MAILED TO: 5600 N. Flagler Dr. Unit 709, West Palm Beach, FL, 33407 OR DIRECTLY DEPOSITED

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TENANT’S INITIALS

LANDLORD’S INITIALS

ARTICLE I

PREMISES, COMMON AREA, PROPERTY AND TERM

1.     Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises, together with the non-exclusive right to use in common with other tenants the Common Areas (as defined hereinafter).

2.     Common Areas. "Common Area(s)" means that part of the Property (as defined hereinafter) designated by the Landlord from time to time for the common use of all tenants, including, among other facilities, parking areas, sidewalks, landscaping, water retention, curbs, loading areas, elevators, private streets and alleys, lighting facilities, hallways, restrooms and lobby areas, all of which will be subject to the Landlord's sole management and control.

3.     Property. "Property" means, collectively, the Premises and the Building as well as the land below and adjacent to the Building and any and all improvements to the Building or such land that are used in connection with the operation of the Building.

4.     Term. Tenant shall have and hold the Premises from the Delivery Date through the duration of the Lease Term, subject to the terms and conditions of this Lease.

ARTICLE II BASE RENT

1.     Base Rent; Late Charge; Sales Tax. Commencing on the Rent Commencement Date and continuing through the duration of the Lease Term, Tenant will pay to Landlord the Base Rent, payable in advance and without demand, in equal monthly installments on the first day of each month of the Lease Term. If the Rent Commencement Date should be a day other than the first day of the month, the Tenant will pay Base Rent for such partial month based on a daily rate of 1/365th of the annual Base Rent multiplied by the number of rental days in such fractional month. In the event any Base Rate and/or Additional Rent payment is not paid within five (5) days after it is due, Tenant agrees to pay a late charge of ten (10%) percent of the past due amount ("Late Charge"). In addition, should Tenant’s check for any payment of Rent be returned by Landlord’s bank as a result of insufficient funds in Tenant’s account or Tenant’s check is otherwise dishonored, Tenant shall pay Landlord a bad check fee in the amount of Fifty and 00/100 Dollars ($50.00) ("Bad Check Fee") as compensation for any fees assessed Landlord by Landlord’s bank and other costs and administrative expenses incurred by Landlord. If Tenant makes any payment with a bad check, Landlord may elect to require Tenant to pay all future Rent in cash or by money order. Tenant further agrees that the Late Charge and Bad Check Fee imposed are fair and reasonable and constitutes an agreement between Landlord and Tenant as to the estimated compensation for costs and administrative expenses incurred by Landlord due to the late payment of Rent by Tenant or delivery of a bad or dishonored check by Tenant, respectively. Tenant further agrees that the Late Charge and Bad Check Fee assessed pursuant to this Lease is not interest, and the Late Charge and Bad Check Fee assessed do not constitute a lender or borrower/creditor relationship between Landlord and Tenant, and may be treated by Landlord as Additional Rent owed by Tenant. Tenant shall also pay to Landlord all sales, use or other taxes pertaining to the Rent, which shall be remitted by Landlord to the Florida Department of Revenue or other appropriate taxing authority, as applicable; Tenant will pay Landlord sales tax for base rent. Tenant will not be responsible for landlord’s business license tax, if any.

2.     Rental Adjustment. Commencing with the first (1st) day of the second (2nd) Lease Year of the Lease, and each and every anniversary of such date occurring during the Lease Term, the Base Rent shall increase by 3% (Three percent).

3.     Payment Without Notice or Demand. The Rent called for in this Lease shall be paid to Landlord without notice or demand, and without counterclaim offset, deduction, abatement, suspension, deferment, diminution or reduction. Tenant hereby waives all rights now or hereafter conferred to any offset, deduction, abatement, suspension, deferment, diminution or reduction of the Rent on account of any such circumstances or occurrence.

4.     Rent Payment Address. Tenant shall deliver all payments of Rent under this Lease to Landlord at 5600 N Flagler Dr 709, West Palm Beach, FL, 33407, or such other address as Landlord may designate in accordance with Article XXII of this Lease.

ARTICLE III SECURITY/DAMAGE DEPOSIT

Landlord shall hold the Security Deposit as security for the performance by Tenant of all of the terms, covenants and conditions of this Lease and the payment of Rent or any other sum due Landlord pursuant to this Lease. It is expressly understood that such deposit shall not be considered an advance payment of Rent or a measure of Landlord's damages in the event of default by Tenant. Landlord shall have the right to apply all or any part of the security deposit against any damage, injury, expense or liability caused to Landlord by Tenant's breach of this Lease if tenant has not cured such default within applicable cure period, of a maximum of 15 days, following receipt of written notice from Landlord. Landlord shall not be limited in pursuing Landlord's remedies against Tenant for costs, losses or damages to the Premises or to any other property of Landlord for any such costs, losses or damages which are in excess of the above described Security Deposit. Such money shall bear no interest.

                                                                                                                           ARTICLE IV USE OF PREMISES

1.     Tenant shall solely use the Premises for the Permitted Purposes. Tenant, at its sole cost and expense, shall comply with all ordinances, laws, rules or regulations of any governmental body ("Laws") or the rules and regulations. Tenant shall not do or permit any act which would constitute a public or private nuisance or waste or which would be a nuisance or annoyance or cause damage to Landlord or Landlord's other tenants or which would invalidate any policies of insurance or increase the premiums of any such insurance, now or hereafter written on the Building and/or Premises.

2.     Tenant shall pay all of the costs, expenses, fines penalties and damages which may be imposed upon Landlord by reason or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this Lease after any applicable cure provisions. Tenant's obligation to comply with Laws shall include, without limitation, those laws and regulations referenced in Article XXIII and Title III of the Americans With Disabilities Act of 1990, as Amended, and the Florida Clean Indoor Air Act (FCIAA) stating a person may not smoke in an enclosed indoor workplace. In the event Tenant receives any notice (except from Landlord) alleging violation ("Violation Notice") of any Laws (including, but not limited to, those referenced in this Lease) relating to any portion of the Premises, the Building or of the Property; or any notice of regulatory action or investigation instituted in connection with any portion of the Premises, Building or the Property, Tenant shall provide written notice to Landlord informing Landlord of Tenant's receipt of such Violation Notice within ten

(10)     days after receipt of such Violation Notice by Tenant. Tenant shall cure the violation within the later of: (i) the time period proscribed by the authority providing the Violation Notice; or (ii) within ten (10) days after of receipt of such violation notice from such governmental authority.

ARTICLE V PARKING

Except for the Designated Parking Spaces which are designated for Tenant’s exclusive use, all parking spaces not designated for other tenants of the Building shall be available on a first come first serve basis. In the event that Tenant desires to reserve additional designated parking spaces for Tenant’s exclusive use, Tenant may request Landlord to designate additional designated parking spaces for Tenant’s use at a charge to be determined by Landlord, provided, however, Landlord shall have no obligation to grant any such additional parking spaces. There are 11 (eleven) Designated Parking Spaces assigned hereby for the exclusive use by Tenant which have been designated to the premises by the Building’s Declaration of Condominium.

ARTICLE VI

DELIVERY AND ACCEPTANCE OF THE PREMISES

1.     Tenant hereby accepts the Premises in its “As Is” “Where Is” “How Is” condition (subject to Landlord’s completion of the Landlord’s Work, and acknowledges that except for Landlord’s Work, Landlord has not made any representations or warranties with respect to the condition of the Premises and neither Landlord nor any assignee of Landlord shall be liable for any latent defect within the Premises.

2.     The taking of possession of the Premises on the Delivery Date by Tenant shall be conclusive evidence that the Premises were in good and satisfactory condition at the time such possession was taken. If Landlord shall give Tenant permission to enter into possession of the Premises prior to the Delivery Date, (i) such possession or occupancy shall be deemed to be upon all the terms, covenants, conditions, and provisions of this Lease; (ii) Tenant shall not interfere, hinder or otherwise obstruct Landlord’s Work; and (iii) such occupancy will not advance the Expiration Date. On the Delivery Date, if so requested by Landlord, Tenant shall execute a one- page agreement specifying the Delivery Date and, if applicable, acknowledging the completion of Landlord’s Work.

ARTICLE VII TENANT OBLIGATIONS

1.     Tenant's Obligations. Tenant shall maintain the Premises in good condition and repair, at its sole cost and expense. Tenant shall be responsible for any repairs necessary to Tenant’s Premises due to ordinary wear and tear (e.g. replacing light bulbs in ceiling fixtures). Tenant shall maintain the air conditioning/heating system in the Premises. Tenant shall keep and maintain both the office rooms and common area in the Premise and the systems and facilities serving the Premises, in good working order and shall make all repairs as and when needed in or about the Premise. Should any equipment or machinery breakdown or for any cause malfunction, Tenant must notify Landlord in writing when such repairs are required and Landlord will at its expense make all necessary repairs as soon as practically possible. If the tenant breaks appliances in unreasonable use then tenant will be responsible for repairing and/or replacing the appliance. In addition, tenant shall be responsible for cleaning services within the Premise and for maintaining the premise in a clean and presentable state at all times. In the event Tenant does not keep and maintain the Premises to Landlord's reasonable satisfaction or make any repairs or replacements (that Tenant is obligated to make) that are reasonably requested by Landlord within thirty(30) days of such written request by Landlord, then Landlord may, but is not obligated to, in addition to any other remedies it may have under law or this Lease, enter upon the Premises and maintain the Premises and/or make the said repairs or replacements itself, as the case may be, and charge the cost of such repairs or replacements to Tenant as Additional Rent together with interest at the maximum legal rate authorized by applicable law from the date of expenditure by Landlord to the date of payment by Tenant. Landlord represents and warrants that HVAC system and appliances and all other systems and facilities serving the Premises are in good working condition. Tenant will be responsible for paying electricity costs for the premise. Nonpayment of the electricity bill will result in defaulting on the lease.

Tenant waives all claims against Landlord for damage to person or property arising for any reason. Landlord shall not be liable for any damage to Tenant's property caused by (a) water from bursting or leaking pipes or waste-water about the Property unless caused by Landlord’s gross negligence; (b) an intentional or negligent act of any other tenant or occupant of the Building or the Property; (c) fire, hurricane or other acts of God; (d) riots or vandals; or (e) any other cause unless caused by Landlord’s gross negligence; all such risks shall be assumed by Tenant. Landlord shall not be required to furnish any services or facilities to, or to make any repairs to or replacements or alterations of the Premises where necessitated due to the fault of Tenant, its officers, agents, invitees and employees, or other tenants and their agents or employees. Additionally, Tenant waives any and all claims of any kind, nature or description against Landlord arising out of the failure of Landlord from time to time to furnish any of the services requested to be furnished under this Lease that are beyond Landlord’s control including, without limitation, air conditioning, heat, electricity, elevator service, and restroom facilities. Base Rent includes water/sewer, and Tenant is not responsible for HOA assessments.

Prior to moving into premise, Tenant must complete the screening application for approval by the Building’s management company. This includes filling out the necessary paperwork for the application.

2.     Floor Loads; Noise and Vibration. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot, which such floor was designed to carry or which is allowed by law. Business machines and mechanical equipment belonging to Tenant which cause noise, electrical interference or vibration that may be transmitted to the structure of the Building or to the Premises to such a degree as to be reasonably objectionable to Landlord shall, at Tenant's expense, be placed and maintained by Tenant in settings of cork, rubber, or spring-type vibration eliminators sufficient to eliminate as much as possible such noise, electrical interference or vibration. With respect to occupancy, Tenant shall at all times maintain an occupancy that does not exceed more than (1) one person per (100) one hundred square feet or the legal limit, whichever is stricter.

3.     Payment for Services. Tenant shall be solely responsible for and pay promptly, or cause to be paid promptly, all charges for: (i) utilities serving, supplied to or used by the Premises, including, but not limited to gas, electricity, light, heat, power, telephone and any other applicable utilities; and (ii) all telephone, television, cable and other communication expenses incurred in connection with Tenant's use of the Premises. Tenant shall pay for such services through: (i) payment to Landlord for such services that are paid by Landlord and billed to Tenant for reimbursement; and/or (ii) payment to such service provider directly, to the extent such services are not paid by Landlord and billed for reimbursement to Tenant. To the extent any services are furnished to the Premises pursuant to this Lease and such services are not separately metered, Tenant shall pay its proportionate share thereof, as reasonably determined by Landlord. Landlord is responsible for making HOA payments which includes water usage.

4.     Landlord Provided Information. Tenant acknowledges Landlord and its agents are not contractors or construction professionals ("Contractors"); however, to effectuate certain obligations of Landlord under this Lease, Landlord from time to time may need to retain Contractors. In addition, while Landlord’s goal is to deliver accurate information and keep Tenant reasonably informed, Tenant acknowledges and except to the extent such matters are within Landlords control, holds Landlord harmless with respect to any misconstrued, inaccurate or wrong information and such indemnity shall include, but not be limited to, any costs, expenses or damages Tenant suffers as a result of such information delivered by Landlord with respect to any construction related work, completion dates, permit dates, delays, change orders, code violations or other unforeseen obstacles or delays with respect to the completion of any work to be performed by said Contractors.

ARTICLE VIII LANDLORD'S AND TENANT'S PROPERTY

1.     Landlord's Property. All fixtures, equipment, improvements and appurtenances attached to or built into the Premises at the commencement of, or during the Term of this Lease, including carpeting or other similar personal property, whether or not by or at the expense of Tenant, shall be and remain a part of the Premises and shall be deemed the property of Landlord ("Landlord's Property") and shall not be removed by Tenant except as set forth in this Lease. All furniture in place in the premise, prior to the execution of the lease, including but not limited to tables, chairs, kitchen supplies, television sets will remain the Landlord’s property.

2.     Tenant's Property. Notwithstanding subparagraph 1 above, all furniture, furnishings and other articles of moveable personal property owned as well as all business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the

Premises, which are installed or located in the Premises by Tenant during the Lease Term without any expense to Landlord and which can be removed without any damage (superficial, structural or otherwise) to any fixture, Tenant improvement, the Premises or to the Building (collectively, "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term of this Lease so long as Tenant's payment obligations under this Lease are current and no material default exists under this Lease. Notwithstanding the foregoing, in no event shall "Tenant's Property" include floor coverings or window, wall and ceiling treatments or any items that were acquired, installed, constructed, maintained or operated at any cost whatsoever to Landlord. Tenant shall promptly repair any damage to the Premises caused by Tenant's removal of the Tenant's Property.

3.     Removal of Tenant's Property. At or before the Expiration Date of this Lease, or within five (5) days after any earlier termination of this Lease, Tenant, at its expense, shall remove from the Premises all of Tenant's Property, and Tenant shall repair any damage to the Premises or the Building resulting from any installation and/or removal of Tenant's Property, and shall restore the Premises to the same physical condition and layout as they existed after Landlord Work at the time Tenant was given possession of the Premises, reasonable wear and tear excepted. Any items of Tenant's Property which shall remain in the Premises after the Expiration Date of this Lease, or the earlier termination of this Lease, may, at the option of Landlord, in addition to any other rights afforded Landlord under the Lease, be deemed to have been abandoned, and in such case, such items may be retained by, or otherwise disposed of by Landlord.

4.     Removal of Electrical Equipment. Without limiting the generality of subparagraph 3 above and in connection with its obligations set forth in this Article X, Tenant specifically acknowledges that it shall be solely responsible prior to the expiration or earlier termination of the Lease for the removal of all of its computer and telecommunication-related equipment, including but not limited to, all wiring and cabling installed in connection with such equipment, unless Landlord, in its sole discretion, consents in writing to Tenant leaving such equipment, wiring or cabling at the Premises. Tenant agrees that any cabling or wiring installed during the Lease Term shall be subject to Landlord’s prior consent, which consent shall not be unreasonably withheld, and shall comply, at Tenant’s sole cost and expense, with all the requirements of the National Electric Code (NEC) and applicable Laws and fire and safety codes. In the event that Tenant fails to remove all of its cabling and wiring from the Premises in accordance with the terms contained in this Lease, in addition to any other rights afforded Landlord under this Lease, Landlord shall be entitled, in its sole discretion, to remove such wiring, and Tenant shall promptly reimburse Landlord for all sums incurred by Landlord for such removal, plus an administrative fee of fifteen percent (15%) of the cost of such removal. Notwithstanding the foregoing, Tenant shall not remove any electrical outlets, light or power switches or other electrical fixtures, wiring or cable that was located within the Premises as of the Effective Date or otherwise installed by Landlord in the Premises during the Lease Term.

5.     Landlord's Lien and Security Interest. As security for the performance of Tenant's obligations under this Lease, Tenant hereby grants to Landlord a security interest in, and Landlord's lien upon, all of Tenant's Property located in the Premises. Tenant agrees to promptly execute any and all UCC-1 Financing Statements necessary to effectuate this provision. In the event Tenant fails to execute said UCC-1 Financing Statement for any reason or such UCC-1 Financing Statement does not require Tenant’s signature to be filed, Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact and empowers Landlord to execute on Tenant's behalf a UCC-1 Financing Statement, renewals and terminations of such financing statement, for the purpose of perfecting Landlord's security interest as provided in this subparagraph 5 or as otherwise provided by law. The lien and security interest granted in this subparagraph 5 is given in addition to the Landlord's statutory lien and shall be cumulative to such statutory lien.

ARTICLE IX INSURANCE

1.	Tenant's Insurance.

A.     During the Term of this Lease, Tenant shall maintain insurance against public liability, including that from personal injury or property damage in or about the Premises resulting from the occupation, use or operation of the Premises, insuring both Landlord and Tenant, in an amount of not less than One Million Dollars ($1,000,000) Combined Single Limit for both bodily injury and property damage.

B.     Tenant shall maintain insurance upon all property in the Premises owned by Tenant, or for which Tenant is legally liable, and shall provide Landlord with evidence of such insurance. The insurance specified herein shall provide protection against perils included within the standard Florida form of fire and extended coverage insurance policy, together with insurance against vandalism and malicious mischief.

C.     All policies of insurance provided for herein shall be issued in a form acceptable to Landlord by insurance companies with general policyholder's rating of "A" as rated in the most current available "Best's Insurance Reports", and qualified to do business in Florida. Each and every such policy:

(i)     shall be issued in the name of Tenant and shall name Landlord and any other parties in interest designated in writing by notice from Landlord to Tenant as additional insured, and to the extent necessary to ensure that the additional insured are afforded maximum coverage under the applicable insurance policies, Tenant will obtain any necessary endorsements to the insurance policies (e.g., without limitation, CG 20 11 Additional Insured – Managers or Lessors of Premises endorsement);

(ii)     shall be for the mutual and joint benefit and protection of Landlord and Tenant and any such other parties in interest as additional insured;

(iii)     shall be delivered to Landlord and any such other parties in interest designated by Landlord on or before the Delivery Date and after such Delivery Date, within 30 days prior to the expiration of each policy, and as often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained in like manner and to like extent;

(iv)     shall contain a provision that the insurer will give to Landlord and such other parties in interest designated by Landlord at least 30 days notice in writing in advance of any cancellation, termination or lapse, or the effective date of any reduction in the amount of insurance;

(v)     shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry; and

(vi)     shall contain a provision that Landlord and any such other parties in interest, although named as an insured, shall nevertheless be entitled to recover under said policies for any loss occasioned to it, its servants, officers, agents, invitees and employees by reason of the negligence of Tenant.

D.     Any insurance provided for in this Article IX may be maintained by means of a policy or policies of blanket insurance, provided, however, that: (i) Landlord and any other parties in interest from time to time designated by Landlord to Tenant shall be named as an additional insured under such blanket policy of insurance as their respective interest may appear; (ii) the coverage afforded Landlord and any such other parties in interest will not be reduced or diminished by reason of the use of such blanket policy of insurance; and (iii) the requirements set forth in this Article IX are otherwise satisfied.

E.     These insurance requirements are subject to reasonable modification that does not have financial impact on the Tenant in the event, and to the extent any mortgagee of Landlord requires different insurance. In such event, the requirements of such mortgagee shall control. In addition, not more than once in any 3 year period, if, in the reasonable opinion of Landlord, the amount of liability insurance required under Article IX should not be adequate, Tenant will increase said insurance coverage as required by Landlord.

F.     Tenant waives any and all rights of recovery against Landlord, or against the officers, employees, agents and representatives of Landlord, for loss of or damage to Tenant or its property of others under its control to the extent that such loss or damage is insured against under any insurance policy in force at the time of such loss or damages.

2.     Destruction of the Premises or Building. If, during the Lease Term, the Premises and/or the Building are damaged by reason of fire or other casualty, Tenant shall give immediate notice to Landlord of such damage. Subject to the prior rights of any Superior Mortgagee (as defined hereinafter), Landlord shall restore the Premises to substantially the same condition they were in immediately before said destruction. If, in Landlord’s reasonable discretion and based on objective information received from a qualified contractor, the restoration can be accomplished within one hundred eighty (180) working days after the date Landlord receives notice of the destruction, such destruction shall not terminate this Lease. If, in Landlord's reasonable discretion, and based on objective information received from a qualified contractor the restoration cannot be performed within the time stated in this paragraph, then within ninety (90) days after Landlord determines that the restoration cannot be completed within said time and informs Tenant of the same, either party may terminate this Lease upon thirty (30) days notice to the other party. If Tenant fails to terminate this Lease within such ninety (90) days period and restoration is permitted under existing laws, Landlord, at its election, may restore the Premises, within a reasonable period of time, and this Lease shall continue in full force and effect. Rent and any other amounts payable under this Lease shall be abated during the period in which the Premises (or portion thereof on a prorated basis) are rendered untenantable as a result of such damage, unless said damage was caused by the negligence or intentional wrongful act of Tenant or its officers, employees, agents or invitees. Should Landlord elect to terminate this Lease, the entire insurance proceeds shall be and remain the outright property of Landlord (unless any damage was caused by the gross negligence or intentional wrongful act of Landlord or its officers, employees, agents), subject to the prior rights of any mortgagee and except any proceeds received for Tenant’s Property, or proceeds received from Tenant’s business interruption insurance, if any. Notwithstanding anything within this Lease to the contrary, Landlord’s obligation to rebuild and/or repair the Premises shall be limited to the extent of the insurance proceeds available to Landlord for such restoration and, further, shall exclude any obligation with regard to improvements in the Premises paid for by Tenant, the personal property of Tenant and the trade fixtures of Tenant. Notwithstanding anything in this Article IX to the contrary, in the event that the damage specified in this paragraph was caused by the gross negligence or intentional wrongful act of Landlord or its officers, employees, agents or invitees, Tenant shall have the right to forthwith terminate the Lease.

ARTICLE X

RIGHT OF FIRST REFUSAL

If at any time during the term of this Lease described herein, or during any extension thereof, Landlord desires to sell the premise to a third party from whom Landlord receives a bona fide written offer to Purchase the Premises, the Landlord shall promptly give written notice (the “Notice”) to the tenant. The Notice shall state the identity of the third-party offeror, the Purchase terms (the “Offer”) and the other terms and conditions of the Offer. Tenant shall then have an exclusive right of first refusal for then thirty (30) days to elect to purchase the premises from Landlord upon the same terms and conditions as set forth in the Offer (the time for which shall begin to run from Tenant’s delivery of notice exercising the right of first refusal), and for the Offer subject to the following terms:

a)	The right of first refusal expires one hundred and eighty (180) days prior to the expiration of the lease
b)	Excludes family transfers or purchases, or to other entities owned by Landlord
c)	Tenant has 30 days from date of notice to exercise this right of first refusal
d)	Sign a purchase contract for the premise within 15 days of exercising right of first refusal
e)	Provided Tenant is not in breach of material terms and conditions of this Lease beyond any applicable cure periods
f)	This option shall be void if more than two previous events of Major default of any terms and conditions of this Lease on the part of the Tenant were not cured after expiration of applicable cure periods. Major default being defined as failure to make rent payment on time or damage caused to property by tenant and inability or unwillingness to fix the damage.

g)	This right is exclusive to Tenant, or a company wholly owned and controlled by the Tenant, and may not be assigned or transferred.

No sale of the Premises to any third party shall impact this Lease or Tenant’s rights hereunder.

ARTICLE XI

ALTERATIONS AND MECHANIC'S LIENS

1.     Alterations by Tenant. No alterations to the Premises shall be made by Tenant without Landlord's prior written consent which shall not be unreasonably withheld or delayed.

2.     Mechanic’s, Materialman’s and Laborer’s Liens Tenant will not permit liens to be created nor to remain undischarged of any lien, encumbrance or charge arising out of any work of any contractor, mechanic, laborer or materialman which might be or become a lien, encumbrance or charge upon the Premises or the Property or the income from the Premises or the Property. Tenant will not permit any other matter or thing whereby the estate, right and interest of the Landlord in the Premises or in the Property might be impaired. If any lien or notice of lien on account of an alleged debt of Tenant or any notice of contract by a party engaged by Tenant or Tenant's contractor to work in the Premises is filed against the Premises or the Property, then Tenant will, within ten (10) days after notice of such item being filed, cause the same to be discharged of record by payment, deposit, bond, order of court of competent jurisdiction or otherwise. If Tenant should fail to cause such lien or notice of lien to be discharged within the 10-day period provided, Landlord, in addition to any other rights or remedies, may, but will not be obligated to, discharge the same by either paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings. Any amount paid by Landlord and all costs and expenses, including attorneys' fees, incurred by Landlord in connection with obtaining such discharge, together with interest thereon at the maximum rate permitted by law or 18% percent per annum, whichever is lower (for Landlord's service and overhead costs), from the date of payment or incurring of the cost and expense, will be paid by Tenant to Landlord on demand.

THE INTEREST OF LANDLORD IN THE PREMISES SHALL NOT BE SUBJECT TO LIENS FOR IMPROVEMENTS MADE BY OR FOR THE ACCOUNT OF TENANT.

ARTICLE XII ASSIGNMENT AND SUBLETTING

1.	Tenant's Transfer.

A.     Tenant shall not voluntarily assign or encumber its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, without first obtaining Landlord's written consent, which consent shall not be unreasonably withheld or delayed. Landlord may reasonably refuse an assignment if the proposed assignee is not financially qualified. Any assignment, encumbrance or sublease without Landlord's prior written consent shall be voidable and, at Landlord's election, shall constitute a default of this Lease.

B.     If Tenant is a business entity (e.g., without limitation, partnership, company or corporation, etc.), Tenant may assign its interests in this Lease to any of its affiliated entities or successors in interest, subject to Landlord’s reasonable consent as expressed in Subparagraph A. Any conveyance of any interest in Tenant shall constitute an assignment of this Lease, which Landlord may reasonably refuse the assignment if the proposed assignor is not financially qualified.

C.     Tenant agrees to pay Landlord’s reasonable attorneys’ fees up to $1,000- incurred by it in connection with Landlord’s attorneys’ review and preparation of any documentation regarding Tenant’s proposed sublease, assignment or transfer.

D.     Any assignment consented to by Landlord shall be evidenced by a validly executed assignment and assumption of lease agreement, upon such terms and provisions as shall be reasonably agreed by the parties thereto.

2.     Tenant's Liability. Notwithstanding any assignment or sublease, and notwithstanding the acceptance of Rent by Landlord from any such assignee or sublessee, Tenant shall continue to remain liable for the payment of Rent under this Lease and for the performance of all of the agreements, conditions, covenants and terms contained in this Lease.

3.	Intentionally Delated

4.     Landlord's Transfer. Landlord shall have the right to sell, assign, mortgage or otherwise encumber or dispose of Landlord's interest in the Building, the Property, the Premises and this Lease subject to the right of first refusal granted to tenant hereunder in Article X, so long as Landlord’s successor in interest acknowledges to be bound by the terms and conditions of this Lease. In the event of any such disposition, Landlord shall have no further liability or obligation to Tenant under this Lease. Landlord’s obligation to return Tenant’s Security Deposit shall also cease upon any sale, assignment, mortgage, or other disposition of its interest in the Building, the Property, the Premises, or this Lease so long as the Landlord has transferred said Security Deposit to such purchaser, assignee, or mortgagee and such successor in interest acknowledges receipt of the Security Deposit and that it is subject to the terms and conditions of this Lease.

ARTICLE XIII

RIGHT OF LANDLORD TO PERFORM TENANT'S COVENANTS

1.     Payment or Performance. Following tenant’s default and failure to cure within applicable cure period after receipt of written notice from Landlord, Landlord shall have the right, upon ten (10) days prior written notice to Tenant (or without notice in the case of emergency) to make any payment or perform any act required of Tenant under any provision in this Lease, and in exercising such right, to incur necessary and incidental costs and expenses, including reasonable attorneys’ fees. Nothing herein shall imply any obligation on the part of Landlord to make any payment or perform any act required of Tenant, and the exercise of the right to do so shall not constitute a release of any obligation, waiver of any default or obligation of Landlord to make any similar payment or perform any similar act in the future.

2.     Reimbursement. All payments made, and all costs and expenses incurred in connection with Landlord's exercise of the right set forth in subparagraph 1 above, shall be reimbursed by Tenant within ten (10) days after receipt of a bill setting forth the amounts so expended, and such invoiced amount shall accrue interest after such ten (10) day period at the lesser of 18% per year or the maximum amount permitted by law. Any such payments, costs and expenses made or incurred by Landlord shall be treated as Additional Rent owed by Tenant.

ARTICLE XIV

NON-LIABILITY AND INDEMNIFICATION

1.     Non-Liability of Landlord. Neither Landlord, nor any joint venture partner, officer, director, agent, servant or employee of Landlord, nor any Superior Mortgagee (as defined hereinafter), shall be liable to Tenant for any loss, injury, or damage to Tenant or to any other person, or to its property, irrespective of the cause of such injury, damage or loss, unless caused by or resulting from the gross negligence of Landlord, in the operation or maintenance of the Premises or the Building. Tenant agrees that any Superior Mortgagee will not be liable to Tenant for injury, damage or loss caused by or resulting from the negligence of Landlord. Further, neither Landlord, nor any Superior Mortgagee, nor any joint venture partner, director, officer, agent, servant or employee of Landlord shall be liable; (a) for any damage caused by other tenants or persons in, upon or about the Building or caused by operations in construction of any private, public or quasi-public work; or (b) for incidental or consequential damages or lost profits arising out of any loss of use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant.

2.     Indemnification by Tenant. From the Effective Date through the duration of the Lease Term, Tenant shall indemnify and hold Landlord and all Superior Mortgagees (as defined hereinafter) and its or their respective joint venture partners, directors, officers, agents, employees and invitees, harmless against and from any and all claims from or in connection with the following, unless caused by Landlord's gross negligence: (a) the conduct or management of the Property or any business therein, or any condition created in or about the Property; (b) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, directors, officers, agents, employees or contractors; (c) any accident, injury or damage whatsoever (unless caused by Landlord's gross negligence) occurring in, at or upon the Premises; and (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease, together with all costs, expenses and liabilities incurred in or in connection with each such claim, action or proceeding brought against Landlord and/or its employees, including, without limitation, all reasonable attorneys’ fees and expenses. In case any action or proceeding is brought against Landlord or a Superior Mortgagee, Tenant, upon notice from Landlord or such Superior Mortgagee, shall resist and defend such action or proceeding at Tenant’s sole cost and expense.

3.     Independent Obligations; Force Majeure. The obligations of Tenant hereunder shall not be affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant, unless caused by Landlord's gross negligence, because; (a) Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease by reason of strike, other labor trouble, governmental preemption of priorities or other controls or shortages of fuel, supplies, labor or materials, acts of God or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control; or (b) of any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises by reason of any requirement, act or omission of the public utility or others serving the Building with electric energy, steam, oil, gas or water, or for any other reason whether similar or dissimilar, beyond Landlord's reasonable control. Tenant shall not hold Landlord liable for any latent defect in the Property or the Building, nor shall Landlord be liable unless caused by Landlord's gross negligence, for injury or damage to person or property caused by fire, theft, or resulting from the operation of elevators, heating or air conditioning or lighting apparatus, or from falling plaster, ceiling tiles or insulation, or from steam, gas, electricity, water, rain or dampness, which may leak or flow from any part of the Building or Property, or from the pipes, appliances or plumbing work of the same.

4.     Exculpation of Landlord. Landlord's obligations and liability to Tenant with respect to this Lease shall be limited solely to Landlord's interest in the Property and neither Landlord nor any of the partners of Landlord, nor any officer, director or shareholder of Landlord, shall have any personal liability whatsoever with respect to this Lease.

5.     Superior Mortgage and Superior Mortgagee. "Superior Mortgage" means any mortgage, long-term lease or other encumbrance to which this Lease is subject and subordinate. "Superior Mortgagee" means any holder of a Superior Mortgage.

ARTICLE XV DEFAULT

1.     Events of Default. A default shall be deemed to have occurred under this Lease if any one or more of the following events shall occur:

A.     Tenant shall fail to pay any installment of the Rent or any other expenses called for under this Lease as and when the same shall become due and payable; or

B.     Tenant shall default in the performance of or compliance with any of the other terms or provisions of this Lease and such default shall continue for a period of ten (10) days after Landlord shall have delivered written notice of such default to Tenant, or, if such default cannot reasonably be cured within such initial ten (10) day period, if Tenant shall fail to commence curing the default within such initial ten (10) day period or fail to diligently prosecute the cure to completion within a commercially reasonable period of time, but in no event longer than thirty (30) days after Tenant’s original receipt of written notice from Landlord; or

C.     Tenant shall assign, transfer, mortgage or encumber this Lease or sublet the Premises in a manner not permitted by Article XII; or

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D.     Tenant shall file a voluntary petition in bankruptcy or should any Order for Relief be entered against Tenant, or shall Tenant file any petition or answer seeking any arrangement, reorganization, composition, readjustment or similar relief under any present or future bankruptcy or other applicable law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant of all or any substantial part of Tenant's properties; or

E.     If any creditor of Tenant shall file a petition in bankruptcy against Tenant or for reorganization of Tenant, under state or federal law, and if such petition is not discharged within ninety (90) days after the date on which it is filed; or

F.     Tenant shall vacate or abandon the Premises, then, and in such event, or during the continuation of such abandonment, Landlord may, at its option, by written notice to Tenant, designate a date not less than ten (10) days from the giving of such notice on which this Lease shall end, and on such date designated by Landlord, this Lease and all rights of Tenant hereunder shall terminate. Such termination by Landlord shall not affect the remedies of Landlord provided in this Lease.

2.     Surrender of Premises. Upon any termination of this Lease, Tenant shall surrender the Premises to Landlord, and Landlord, at any time after such termination, may, without further notice, re-enter and repossess the Premises without being liable to any prosecution or damages for such re-entrance or repossession by Landlord, and no person claiming through or under Tenant or by virtue of any statute or of any order of any court shall be entitled to possession of the Premises.

3.     Reletting. At any time or from time to time after any such termination of this Lease, Landlord may relet the Premises or any part thereof, in the name of Landlord or otherwise, for such term or terms and on such conditions as Landlord, in its sole discretion, may determine, and may collect and receive the rents therefore. Landlord shall not be responsible or liable for any failure to relet all or any portion of the Premises or for any failure to collect any rent due upon such reletting.

4.     Survival of Obligations. No termination, pursuant to this Article XVI, shall relieve Tenant of its liability and obligations under this Lease, and such liability and obligations shall survive any such termination.

5.     Holdover. Should Tenant hold over and remain in possession of the Premises at the expiration of any Term hereby created, Tenant shall, by virtue of this Section, become a tenant-at-sufferance. Said tenancy shall be subject to all the conditions and covenants of this Lease as though the same had been a tenancy-at- sufferance instead of a tenancy as provided in this Lease, and Tenant shall give to Landlord at least thirty (30) days prior written notice of any intention to remove from the Premises, and shall be entitled to ten (10) days prior notice of any intention of Landlord to remove Tenant from the Premises in the event Landlord desires possession of the Premises; provided, however, that said tenant-at-sufferance shall not be entitled to ten (10) days notice in the event the said Rent is not paid in advance without demand, the said ten (10) days written notice being hereby expressly waived

ARTICLE XVI REMEDIES

1.     Remedies. Upon the occurrence of any event of default, Landlord and Tenant shall be entitled to all remedies available to it under Florida law, including, but not limited to, the filing of suit for the recovery of all monetary damages sustained by Landlord or Tenant as a result thereof. In addition to its statutory and common law remedies in the event of a default by Tenant, Landlord shall also be entitled, at its option, to exercise any one or more of the following remedies all of which may only be exercise after at least 10 days written notice to Tenant and after expiration of all applicable cure periods:

A.     Termination. Landlord shall be entitled to declare this Lease terminated and the Lease Term ended and/or shall have the immediate right of re-entry and may remove all persons and property from the Premises in accordance with Florida law and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, without evidence of notice and

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without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby so long as all actions taken by Landlord were in accordance with Florida law.

B.     Right to Re-Let. Landlord may elect to re-enter the Premises, either by taking possession pursuant to legal proceedings or otherwise, and may either terminate this Lease or it may from time to time, without terminating this Lease, make such alterations and repairs as may be necessary in order to re-let the Premises, and re-let the Premises or any part of the Premises for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. Upon each such re-letting all rentals and other sums received by Landlord from such re-letting shall be applied, first, to the payment of any indebtedness other than Rent due pursuant to this Lease from Tenant to Landlord; second, to the payment of any costs and expenses of such re-letting, including reasonable brokerage fees and attorneys’ fees and of costs of such alterations and repairs and costs of moving other tenants in the Building in order to re-let the Premises, such as repairs and alterations to other portions of the Building or reduced rental from other tenants; third, to the payment of Rent and other charges due and unpaid under this Lease; and the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder. If such rentals and other sums received from such re-letting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall in no event be entitled to any rent collected or payable upon any re-letting, whether or not such rent shall exceed the Rent reserved in this Lease. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such re-letting without termination, Landlord may at any time hereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Premises and reasonable attorney’s fees, which amount shall be immediately due and payable from Tenant to Landlord.

C.     Acceleration. Landlord may, without notice or demand, accelerate and declare all Rent, including Additional Rent, to become immediately due and payable and bring suit for the collection of the same and for damages, as hereinafter described, without entering into possession of the Premises or terminating this Lease. The amount of expenses (Additional Rent) and other sums to become due under this Lease shall be those amounts payable during the twelve (12) month period immediately preceding default, multiplied by the number of years, or a portion thereof, remaining in the Term at the date of default.

D.     Additional Charges. In addition to the amounts recoverable by Landlord from Tenant as described above, Landlord may, upon a default by Tenant hereunder, recover damages from Tenant for brokerage fees and attorneys’ fees and costs, plus such other amounts in addition to or in lieu of any other damages as may be permitted by the laws of the State of Florida, plus interest thereon at the maximum rate permitted by law.

E.     Waiver of Notice. Landlord may foreclose on the lien described in Article XI.2 of this Lease and enter the Premises and take possession of any and all goods, equipment, fixtures, furniture and other personal property of Tenant situated on the Premises without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, at which Landlord or its assigns may purchase and apply the proceeds thereof, less any and all expenses connected with the taking of possession and sale of the property, as a credit against any sums due by Tenant to Landlord so long as same was conducted in accordance with Florida law.

F.     Attorneys' Fees. With respect to any default or failure to perform on the part of Tenant, or any other dispute between Tenant and Landlord arising out of this Lease, Landlord shall be entitled to recover all costs incurred, including reasonable attorneys’ fees, which shall include, but not be limited to, such fees incurred prior to the institution of litigation or in litigation, including trial and appellate review, and in arbitration, bankruptcy or other administrative or judicial proceedings, and such costs, expenses and attorneys’ fees incurred by or on behalf of Landlord shall constitute Rent under this Lease and shall be paid upon written demand for the same. In addition, from time to time, Tenant will pay, on demand, all expenses (including, without limitation, the reasonable fees and expenses of legal counsel for Landlord) relating to any request or demand made, or notice given by Tenant pursuant to the terms of this Lease, including, without limitation, under Articles VII, XIII, XX and XXIV. The prevailing party in any action or proceeding in court or mutually agreed upon arbitration proceeding to enforce the terms of this Lease is entitled to receive its reasonable attorneys' fees and other reasonable costs and expenses from the non-prevailing party.

G.     Landlord’s Rights. The rights and remedies granted within this Article are distinct, separate and cumulative remedies, and the exercise of any of them will not be deemed to exclude the Landlord’s right to exercise any or all of the other rights afforded Landlord. All charges payable by Tenant under the terms of this Lease will be deemed rent for the purpose of Landlord exercising its remedies.

H.     No Waiver. No waiver of any covenant or condition or of the breach of any covenant or condition of this Lease will be taken to constitute a waiver of any subsequent breach of such covenant or condition nor to justify or authorize the nonobservance on any other occasion of the same or of any other covenant or condition of this Lease. In addition, acceptance of Rent by Landlord at any time when Tenant is in default under any covenant or condition of this Lease shall not be construed as a waiver of such default or of Landlord’s right to terminate the Lease on account of such default, nor will any waiver or indulgence granted by Landlord to Tenant be taken as an estoppel against Landlord, it being expressly understood that if at any time Tenant should be in default under this Lease, an acceptance by Landlord of Rent during the continuance of such default or the failure on the part of Landlord to promptly avail itself of such other rights or remedies as Landlord may have will not be construed as a waiver of such default and under such circumstances regardless of such acceptance of Rent, Landlord may terminate the Lease at any time should such default continue.

I.     Tenant's Remedies. In the event of a Landlord default under this Lease, Tenant's remedies shall include consequential damages, punitive damages and Tenant shall have no right to terminate this Lease except as otherwise stated herein. Subject to the previous sentence, Tenant shall have all rights and remedies under applicable law.

J.     Landlord’s Remedies. In the event of a Tenant’s default under this Lease, Landlord’s remedies shall include consequential damages, punitive damages and Landlord shall have no right to terminate this Lease except as otherwise stated herein. Subject to the previous sentence, Landlord shall have all rights and remedies under applicable law.

ARTICLE XVII EMINENT DOMAIN

1.     Taking. If any part of the Property should be permanently or temporarily taken, condemned or transferred by agreement in lieu of condemnation for any public or quasi-public use or purpose by any competent authority, whether or not the Lease is terminated, the entire compensation award for such taking, both leasehold and reversion, will be the property of Landlord without any deduction from such award for any present or future estate of Tenant. In addition, Tenant will execute all documents required to evidence such result.

2.     Effect on Lease. If the entire Premises should be permanently taken, condemned or transferred as contemplated in subparagraph 1 above, the Lease will terminate as of the time possession of the Premises vests in the condemning authority. In addition, if a portion of the Premises should be permanently taken, condemned or transferred, Landlord or tenant may elect to terminate the Lease or, at its own expense, to repair and restore the portion not affected by the taking, in which latter event the Rent will be reduced in proportion to the area taken, effective at the time possession of the Premises vests in the condemning authority. If all or a portion of the Premises should be temporarily taken, condemned or transferred, Rent will be abated during the period of such temporary taking by the amount Landlord receives from the condemning authority to compensate it for the use of the Premises.

3.     Common Area Taking. If all or a portion of the Common Area should be permanently or temporarily taken, condemned or transferred, whether or not the Lease is terminated, the entire compensation for such taking, both leasehold and reversion, will be the property of Landlord without any deduction for any present or future estate of Tenant and Tenant hereby assigns to Landlord all its right, title and interest to any such award. Tenant will execute all documents required to evidence such result. In the event any portion of the Common Area should be taken to such an extent that Landlord, in its sole discretion, should elect to discontinue operation of the Property, Landlord may terminate the Lease.

ARTICLE XVIII QUIET ENJOYMENT

Landlord agrees that Tenant, upon paying all Rent and all other charges this Lease provides for and observing and keeping the covenants, agreements, terms and conditions of this Lease and the rules and regulations of Landlord affecting the Premises on its part to be performed, shall lawfully and quietly hold, occupy and enjoy the Premises during the Lease Term, expressly subject to the terms, limitations and conditions contained in this Lease.

ARTICLE XIX SUBORDINATION AND ATTORNMENT

1.     Subordination. To ensure that any current or future Superior Mortgagee has priority over Tenant and the lien of this Lease, this Lease is subordinate to any Superior Mortgage or any other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. This subordination is self-operative, and no further instrument of subordination will be required for any purpose. If any mortgagee or ground lessor should elect to have the Lease prior to the lien of its mortgage or ground lease, and should give written notice thereof to Tenant, the Lease will be deemed prior to such mortgage or ground lease, whether the Lease is dated prior or subsequent to the date of said mortgage or ground lease. Tenant agrees to execute any reasonable documents required to evidence such subordination or to make the Lease prior to the lien of any mortgage or ground lease, as the case may be, provided, however, that should any Superior Mortgagee foreclose upon the property including the Premises, and Tenant attorn to it or subsequent purchaser, the lender or subsequent purchase shall honor the terms of the Lease.

2.     Attornment.     Upon request of Landlord, Tenant will, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by Landlord covering the Premises, attorn to the purchaser (i.e. recognize as landlord) upon any such foreclosure or sale and recognize such purchaser as the Landlord under the Lease.

3.     Cooperation. If, in connection with obtaining financing for the real property of which the Premises are a part, a banking, insurance or other recognized institutional lender should request reasonable modifications in the Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent to such modification, provided that such modifications do not increase the financial or other obligations of Tenant under this Lease, or adversely affect the leasehold interest hereby created or Tenant's use and enjoyment of the Premises.

ARTICLE XX LANDLORD'S RIGHT OF ACCESS

1.     Access for Maintenance, Repair, Showings and Inspection. Landlord and its agents will have the right to enter upon the Premises at reasonable times upon at least 24 hours- notice for the purposes of inspecting the same, showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the Building as Landlord may deem reasonably necessary and desirable. In Landlord's sole discretion, Landlord may install, maintain and operate pipes, ducts and conduits in and through the Premises. Landlord may at any time place on or about the Premises any ordinary "For Sale" signs and the Landlord may at any time during the last 180 days of the Lease Term place on or about the Premises any ordinary "For Lease" signs and exhibit the Premises to prospective Tenants upon reasonable notice to Tenant, all without rebate of rent or liability to Tenant.

2.     Landlord's Alterations and Improvements. If, at any time, any windows of the Premises are temporarily darkened or obstructed by reason of any repairs, improvements, maintenance and/or cleaning in or about the Building, or if any part of the Building, other than the Premises, is temporarily or permanently closed or inoperable, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease. Landlord reserves the right to make such changes, alterations, additions and improvements in or to the Property and the improvements, fixtures and equipment located on the Property, as Landlord shall deem reasonably necessary or desirable, so long as any work is done at such times and in such manner as to be least disruptive to Tenant, and no such alterations or changes shall be deemed a breach of Landlord's covenant of quiet enjoyment or a constructive eviction.

ARTICLE XXI SIGNS AND OBSTRUCTION

1.     Signs. Landlord shall provide signage on the centrally located directory within the Building and, at Tenant’s sole expense, at Tenant's entrance, and all such signage shall be subject to Landlord's reasonable approval and is subject to all appropriate governmental approvals and any applicable Laws. Tenant shall not display any other signage or advertising matter within the Premises or on the Property that is visible from the exterior of the Premises or the Building.

2.     Obstruction. Tenant shall not obstruct the corridors, elevators, stairs, common areas, sidewalks, parking lots or other public portions of the Building or the Property in any manner whatsoever.

ARTICLE XXII NOTICES

1.     Notices. Any notice or other information required or authorized by this Lease to be given by either Party to the other may be given by hand with receipt; sent by facsimile transmission; by certified prepaid mail, return receipt requested; or by nationally recognized overnight courier service, to the other Party at their applicable Notice Address (as defined hereinafter). Each party may change their respective Notice Address at any time by giving prior written notice delivered in accordance with this Article XXIII. Any notice or information given pursuant to this Article XIII shall be deemed to have been given when received by the Party to whom it has been directed. "Notice Address" means Landlord's Notice Address or Tenant's Notice Address, individually and as the context may require.

2.     Accounts Receivable Emails. Notwithstanding anything to the contrary in subparagraph 1 of this Article XXIII, in the event a statement shall need to be sent from Landlord’s account receivable department to Tenant, Landlord may email such statement to Tenant’s Email Address. Should Tenant’s Email Address change it is Tenant’s sole responsibility to deliver the updated information to Landlord.

ARTICLE XXIII MISCELLANEOUS

1.	Intentionally Deleted

2.     Environmental Indemnity. Tenant agrees to indemnify and hold Landlord harmless from and against any and all loss, claim, liability, damages, injuries to person, property or natural resources, cost, expense, action or cause of action, arising in connection with the release or presence of any Hazardous Substances (as defined below) at the Premises, through the acts of Tenant, its officers, employees, contractors, agents or invitees, whether foreseeable or unforeseeable, regardless of the source of such release and when such release occurred or such presence is discovered. Landlord agrees to indemnify and hold Tenant harmless from and against any and all loss, claim, liability, damages, injuries to person, property or natural resources, cost, expense, action or cause of action, arising in connection with the release or presence of any Hazardous Substances (as defined below) at the Premises, through the acts of landlord, its officers, employees, contractors, agents or invitees, whether foreseeable or unforeseeable, regardless of the source of such release and when such release occurred or such presence is discovered. The foregoing indemnity includes, without limitation, all costs in law or in equity of removal, remediation of any kind, and disposal of such Hazardous Substances; all costs of determining whether the Premises is in compliance and to cause the Premises to be in compliance with all applicable environmental laws, all costs associated with claims for damages to persons, property or natural resources, and Landlord or Tenant's reasonable attorneys' and consultants' fees and costs, whether or not litigation is instituted. For the purposes of definition, "Hazardous Substances" includes, without limitation, any toxic or hazardous wastes, pollutants (or substances, including, without limitation, asbestos, PCBs, petroleum products and by-products, substances defined or listed as "hazardous substances" or "toxic substances" or similarly identified in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9061 et. seq., hazardous materials identified in or pursuant to the Hazardous Materials Transportation Act 49 U.S.C. Section 1802 et. seq., or the Florida Air and Water Pollution Control Act, Florida Statutes 403.011 et. seq.).

3.     Mold Exclusion. Tenant hereby acknowledges that Landlord has advised Tenant that it is possible for mold/mildew/fungi/microbe-related forms to grow and affect the Premises and the property within the Premises. Tenant agrees that Landlord shall not have any liability or responsibility whatsoever for any damage, loss, claim or court expense arising out of or resulting from mold/mildew/fungi/microbe-related forms in the Premises. Accordingly, Tenant hereby releases Landlord and its partners, agents, employees, successors and assigns, from and against any and all claims arising out of or relating to mold/mildew/fungi/microbe-related forms or any similar situation with respect to the Premises. In the event it is discovered that mold is present at the Premises then: Tenant, at its sole cost and expense, shall promptly cause the mold condition to be remediated at Tenant’s sole expense unless the mold resulted from Landlord’s failure to comply with its maintenance obligations under this Lease, in which case the remediation of the mold condition shall be undertaken by Landlord at its cost and expense.

4.     Asbestos. Tenant shall comply with all regulations enacted by the Occupational Safety and Health Administration (“OSHA”), as set forth in Sections 1910.1001 and 1926.1101 of Tile 29 of the Code of Federal Regulations (the “OSHA Regulations”). In the event that Tenant performs any alterations to the Premises, Tenant shall be solely responsible for any contaminant or encapsulation of asbestos-containing materials “ACM” and materials designated by OSHA as presumed asbestos-containing materials (“PACM”) located in the Premises, or resulting remediation made necessary as a result of Tenant’s work. In addition, the following materials, if located in properties constructed prior to 1981, must, in accordance with the OSHA Regulations, be treated as PACM; any thermal system insulation and surfacing material that is sprayed on, troweled on, or applied in some other manner, as well as any resilient flooring material installed in 1980 or earlier. Upon written request by Tenant, Landlord shall provide Tenant with copies of any information pertaining to ACM or PACM in Landlord’s files.

5.     Radon Gas. Pursuant to Florida Statutes, Section 404.056[6], the following disclosure is required by law: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of Radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding Radon and Radon testing may be obtained from your county health department.

6.     Leasing Agent/Broker Commission. Both parties agree to indemnify the other against and from any claims for any brokerage commissions (except those payable to Leasing Agent) and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, for any breach of the foregoing representation. Landlord shall pay all brokerage commissions due for Leasing Agent in accordance with a separate agreement between Landlord and Leasing Agent.

7.	Intentionally Deleted

8.     Estoppel Certificates. Tenant will at any time upon not less than 7 days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing: (1) certifying if true, that the Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that the Lease, as so modified is in full force and effect) and the date to which the rent and other charges are paid in advance, if any; (2) acknowledging if true, that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord, or specifying such defaults if any are claimed; and (3) making such other factual statements with respect to the Lease as may be reasonably requested by Landlord. Any such statement may be conclusively relied upon by Landlord, any prospective purchaser or existing or prospective encumbrance of the Premises and/or Property.

9.     Rights of Landlord. Except if expressly limited within this Lease, all rights afforded Landlord by this Lease are in addition to those afforded Landlord at law or in equity.

10.	Intentionally Deleted

11.	No Recordation / Confidentiality.

A.     This Lease shall not be recorded. Any attempted recordation by Tenant shall render this Lease null and void and entitle Landlord to the remedies provided for Tenant's default. At the request of Landlord, Tenant shall promptly execute, acknowledge and deliver to Landlord a Memorandum of Lease with respect to this Lease and a Memorandum of modification of Lease with respect to any modification of this Lease, prepared by Landlord and sufficient for recording. Such Memorandum shall not be deemed to change or otherwise affect any of the obligations or provisions of this Lease.

B.     Tenant shall keep, and shall cause its Representatives (as hereinafter defined) to keep, the form of this Lease as well as the terms and conditions contained in this Lease (collectively, “Confidential Terms”) strictly confidential and shall not disclose or cause to be disclosed the Confidential Terms to any party (except Tenant’s employees, agents, attorneys, accountants or other professionals (collectively, “Representatives”) required to be made aware of the Confidential Terms for a legitimate purpose related to Tenant’s business).

12.     Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Florida, and in the event litigation arises between the parties in connection with any of the terms of this Lease, exclusive venue shall lie in the appropriate state or federal court in Palm Beach County, Florida. If any provision of this Lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease shall remain in full force and effect. The captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender, as the context may require.

13.     No Partnership or Joint Venture. Nothing contained in this Lease will be deemed or construed to create a partnership or joint venture between Landlord and Tenant, or to create any other relationship between the parties other than that of Landlord and Tenant.

14.     Capacity to Execute Lease. If Tenant is other than a natural person, Tenant represents that it is legally constituted, in good standing and authorized to conduct business in the State of Florida. Tenant further represents that the person who is executing this Lease on its behalf has the full power and authority to perform such execution and deliver the Lease to Landlord, and that upon such execution and delivery, the Lease shall be valid and binding upon Tenant in accordance with its respective terms and conditions.

15.     Waiver of Trial by Jury. IT IS MUTUALLY AGREED BY AND BETWEEN LANDLORD AND TENANT THAT THE RESPECTIVE PARTIES TO THIS LEASE SHALL, AND THEY HEREBY DO, WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT OR TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR BY ANY COURSE OF CONDUCT OR COURSE OF DEALING.

16.     Entire Agreement. This Lease constitutes the entire understanding between the parties and shall bind the parties, their successors and assigns. No representations, except as herein expressly set forth, have been made by either party to the other, and this Lease cannot be amended or modified except by a writing signed by Landlord and Tenant. To the extent there is an express conflict between the terms of the Lease and the terms of the agreed offer to lease, whether by typographical error or otherwise, Landlord shall notify Tenant of the governing terms.

THE PREMISES

IN WITNESS WHEREOF, the parties have executed this Lease the day and year first above written.

WITNESSES:     LANDLORD

(2 witnesses required)

Lara One Investments LLC ,

[Image/Shape Group Omitted]

Witness #1 Signature     a(n) a Florida Limited Liability Company

Witness #1 Printed Name

9/26/2019

Witness #2 Signature     By: /s/ Eric Giray

Name: Eric Giray     Date

[Image/Shape Group Omitted]

Witness #2 Printed Name     Title: Managing Member

TENANT:

NET ELEMENT, INC

?SHAPETYPE=0

Witness #1 Signature

[Image/Shape Group Omitted]

Witness #1 Printed Name

By: /s/ Oleg Firer

Sep. 26, 2019

Name: Oleg Firer     Date

Title: _CEO

[Image/Shape Group Omitted]

Witness #2 Signature

?SHAPETYPE=0

Witness #2 Printed Name

21

TENANT’S INITIALS

LANDLORD’S INITIALS

EXHIBIT A LANDLORD WORK

●

Demolish two walls in the large conference room in order to open up the room. In particular, within the conference room, demolish the wall that connects to the small conference room and the wall that connects to the generally hallway.

●	Based off of electrician's justification, electrical outlet installation to accommodate cubicles for the large conference room.
●	Move the front desk and the two cabinets in the large conference room into the front area and repurpose for use in the front entrance area.
●	Change the carpet and wood base.
●	Paint the walls.

EXHIBIT A-1

Work referenced in attached Contractors Estimate

COLORS GROUP INC

DocuSign Envelope ID: 2C449CE4-1E75-4EC7-9FA1-0DC862DE9CB5

Telephone: 561-371-2509

e-mail: johnkrits@comcast.net

5600 N Flagler Dr, # 707

CGC-1518093     West Palm Beach, Florida 33407

September 15, 2019

OWNER:     ERIK

PROJECT:     REMODELING

PROPOSAL

LOCATION:     3363 NW163 STR #606 NMB

?SHAPETYPE=0

BUILD

WORK DESCRIPTION

ING/STRUCTURAL:

RATE

COST

101

DEMO WASTE REMOVAL, BUILD NEW PARTITIONS

ALLOWANCE

120 @

$35.00

H

$4,200.00

102

MOVING FRONT DECK

$180.00

103

104

SUBT

MARB

OTAL

LE AND TILE INSTALLATION:

$4,380.00

201

FURNISH &INSTALL NEW CARPET (REMOVAL EXISTING& PREP)

ALLOWANCE

670 @

$20.90

SY

$14,003.00

202

CUSTOMER REQUEST

203

FURNISH & INSTALL WODEN BASE

ALLOWANCE

1320 @

$2.50

LF

$3,300.00

204

205

206

207

208

SUBT INTER 301

302

303

304

305

306

SUBT ELEC 401

402

403

404

405

406

SUBT PLUM 501

502

503

504

SUBT MECH 601 SUBT TOTA GC CO 801

802

803

804

TOTA

805

GRAN

OTAL

IOR FINISHES:

PREP& PAINT WALLSALLOWANCE

2 COLORS BY CUSTOMER REQUEST

OTAL TRICAL:

DEMO EXISTING OUTLETS & INSTALL NEW 4 LINESALLOWANCE DEMO FIRE ALARM ??

INSTALL NEW OFFICE L E D PANEL LIGHTS 8 PC WIRING 20 CUBES

OTAL BING

OTAL ANICAL:

OTAL L

STS:

Building Permits, Documentation & Processing Architectural, Engineering, Shop Drawings General Conditions

Supervision

L

OVERHEAD AND PROFIT

D TOTAL

9800 @$0.80SF

6% @$32,423.00

$32,423.00 0% @$32,423.00

0% @$32,423.00

19% @$36,468.38

$17,303.00

$7,840.00

$7,840.00

$2,900.00

$2,900.00

$-

$-

$32,423.00

$1,945.38

$2,100.00

$-

$-

$36,468.38

$6,928.99

$43,397.37

WE HEREBY SUBMIT AN ESTIMATE FOR THE FOLLOWING WORK:

1

[Image/Shape Group Omitted]

[Image/Shape Group Omitted]

[Image/Shape Group Omitted]

[Image/Shape Group Omitted]

[Image/Shape Group Omitted]

TENANT’S INITIALS

LANDLORD’S INITIALS

EXHIBIT "B"

TENANT RULES & REGULATIONS

1.     This Building is a non-smoking Building. There is no smoking allowed within the Building or within 25 feet of any entrance or exit of the Building. When possible, Landlord provides smoking areas near the Building for the convenience of our tenants. Where a smoking area is provided, smoking is allowed only in designated smoking areas outside of the Building.

2.     Tenant will refer all contractors, contractors’ representatives and installation technicians rendering any service for Tenant, to Landlord for Landlords supervision and/or approval (which approval will not be unreasonably withheld) before performance of any such contractual services. This shall apply to all work performed in the Building including, but not limited to, installation of telephones, telegraph equipment, electrical devices and attachments, and installations of any and every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building. None of this work will be done by Tenant without Landlords written approval first had and obtained.

3.	The work of the janitor or cleaning personnel shall not be hindered by Tenant after 5:30

p.m. in the building. The windows, doors, and fixtures may be cleaned at any time. Tenant shall be responsible for cleaning services within the Premise and for maintaining the premise in a clean and presentable state at all times. No Tenant shall employ any person or persons, other than the janitor, for purposes of cleaning, or taking charge of said Premises, it being understood and agreed that Landlord shall be in no way responsible to any Tenant for any damage done to the furniture or other effects of any Tenant by the janitor or any of his or her employees, or any other person, or for any loss or property of any kind whatever from Premises, however occurring. Tenant will see each day that the windows are closed and the doors are securely locked before leaving the Building.

4.     Movement in or out of the Building of furniture or office equipment or dispatch or receipt by Tenant of any merchandise or materials which requires the use of elevators or stairways, or movement through the Building entrance or lobby shall be restricted to the hours designated by Landlord from time to time. All such movements shall be as directed by Landlord and in a manner to be agreed upon between Tenant and Landlord by prearrangement before performance. Such prearrangement initiated by Tenant shall include determination by Landlord and subject to its decision and control of the time, method, and routing of movement, limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building. Tenant expressly assumes all risk of damage to any and all articles so moved, as well as injury to any person or persons or the public engaged or not engaged in such movement, including equipment, property, and personnel of Landlord if damaged or injured as a result of any acts in connection with carrying out this service for Tenant from the time of entering property to completion of the work; and Landlord shall not be liable for the act or acts of any persons so engaged in or any damage or loss to any property of persons resulting directly or indirectly from any act in connection with such service performed by or for Tenant.

5.     No sign or signs will be allowed in any form on the exterior of the Building or any window or windows inside or outside of the Building. Written consent from Landlord is an absolute prerequisite for any such sign or signs any Tenant may be permitted to use. No sign or signs, except in uniform location and uniform style fixed by Landlord, will be permitted in public corridors or on corridor doors or entrance to Tenant’s space. Tenant may contract their own company to provide for uniform door signage or contact Landlord’s agent found in the “Tenants Handbook” under the “Door Signage” heading and contract them at Tenant’s sole cost and expense.

6.     Tenant shall not place, install or operate on the Premises or in any part of the Building, any engine, stove, or machinery, or conduct mechanical operations or cook on or in the Premises, or place or use in or about the Premises any explosives, gasoline, kerosene, oil, acids, caustics, or any other inflammable explosive or hazardous material without the written consent of Landlord first had and obtained, which may be granted or denied by Landlord, in its sole discretion.

7.     Landlord will not be responsible for any lost or stolen personal property, equipment, money or jewelry from Tenants area or public rooms regardless of whether such loss occurs when the area is locked against entry or not.

8.     No birds, animals, bicycles or vehicles shall be brought into or kept in or about the Building.

9.     No additional locks shall be placed upon any doors of the Premises. Prior to move in, Landlord will have locks changed and Tenant agrees to pay a Fifty Dollar ($50.00) refundable deposit for this service. Each Tenant must, upon the termination of this Lease, leave the windows and doors in the Premises in like condition as of the date of said Lease, and must then surrender all keys to the office. Landlord may permit entrance to Tenants offices by use of pass keys controlled by Landlord or employees, contractors or service personnel, supervised or employed by Landlord.

10.     None of the entries, passages, doors, elevator, elevator doors, hallways or stairways shall be blocked or obstructed, or any rubbish, litter, trash or material of any nature placed, emptied or thrown into these areas to be used at any time except for access or egress by Tenant, Tenants agents, employees, or invitees. Nothing shall be placed on the outside of the Building or the windows, windowsills or projections.

11.     Landlord shall have the right to determine and prescribe the weight and proper position of any unusually heavy equipment including safes, large files, etc., that are to be placed in the Building, and only those may be moved into said building, which in Landlord’s sole discretion, is/are unlikely to do damage to the floors, structure and/or elevators. Any damage occasioned in connection with moving or installing such aforementioned articles in said Building or the existence of same in said Building shall be paid for by Tenant.

12.     No portion of Tenants area or any other part of the Building shall at any time be used or occupied as sleeping or lodging quarters.

13.     Without prior written consent of Landlord no Tenant shall sell or permit the sale, at retail, of newspapers, magazines, periodicals or theater tickets, in or from its Premises; nor shall any Tenant carry on or permit or allow any employees or other persons to carry on the business of stenography, typewriting or any similar business in or from its Premises for the service or accommodation of the occupants of any other portion of said building, or any business other than that specifically provided for in Tenants lease.

14.     The sashes, sash-doors, windows, glass door and any light or skylights that reflect or admit light into the halls or other places of said Building, shall not be covered or obstructed, nor shall anything be placed upon or hung from the window sills, except for the purpose of reasonable decorations. The water and wash closets and urinals shall not be used for any other purpose than the purposes for which they were respectively constructed, and the expense of any breakage, stoppage or damage resulting from a violation of this rule shall be borne by Tenant whose clerks, agents, servants or licensees shall have caused it. No Tenant shall mark, paint, drill into or in any way deface the walls, ceilings, partitions, floors, wood, stone or iron work, or make or permit any improper noises in the Building.

15.     No window shades shall be placed on any of the windows excepting the shades approved by Landlord, which approval shall not be unreasonably withheld. No awnings will be allowed on any of the windows.

16.     Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as a Building for offices or for financial, insurance and other institutions and businesses of like nature; and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

17.     Access may be had by Tenant to the halls, corridors, elevators and stairways, in the Building, and to the offices, leased by them at any time or times. Other than the hours herein set forth, access to the Building may be refused unless the person seeking admission is known to the watchman in charge, or has a pass or is properly identified. Landlord shall in no case be liable in damages for the admission or exclusion of any person from said Building. In case of invasion, mob riot, public excitement or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise for the safety of Tenants and protection in said Building.

18.     The Building operating hours are Monday through Friday from 9:00 AM to 5:00 PM, excluding major holidays. Should tenant request or require access to the Building services, including but not limited to utilities, electricity, heating and air conditioning, beyond these normal operating hours, Tenant reserves the right to purchase access fobs from the Building’s management company to have access to the building and premise after normal operating hours.

19.     Canvassing, soliciting and peddling in the Building are prohibited and each Tenant shall cooperate to prevent the same.

20.     No canvassing, soliciting, distribution of hand bills or other written material, or peddling shall be permitted in the Building or common area, and Tenants shall co-operate with Landlord in prevention and elimination of same.

21.     Tenant and Tenant's employees shall park their cars in those portions of the parking areas designated for that purpose by Landlord.

22.     Landlord reserves the right in its absolute discretion to determine whether the parking facilities are becoming crowded and, in such event, to allocate specific parking spaces among tenants in the Property and to take such other steps necessary to correct such condition.

23.     Landlord may designate and change from time to time the location and nature of the parking spaces available to the Tenant and its employees and invitees, provided that after such designation or change there shall be available to the Tenant and its employees and invitees approximately the same number of spaces as were available before the designation or change.

24.     Tenant may not overburden the parking in the Common Areas as determined by Landlord in its sole discretion.

25.     The parking areas shall be used for the parking of personal transportation vehicles (cars, pickups, motorcycles, etc.) only. The parking areas shall not be used for any other use including, without limitation, washing or repairing vehicles, overnight parking or other storage of vehicles, or loading and unloading (except in such zones as Landlord may from time to time designate for such purpose). Landlord shall have no obligation to maintain any attendant at or for the parking areas. Landlord shall have no obligation or liability to Tenant, its agents, employees, or invitees, for any loss or damage suffered to property or persons on account of the use or misuse of the parking areas by persons other than Landlord.

26.     Landlord reserves the right to use the parking areas for such other purposes as it may from time to time designate, provided any such other purpose does not unreasonably interfere with the use of the parking areas by Tenant for purposes of conducting Tenant's business on the Property.

27.     Landlord reserves the right to tow, or cause to be towed, any vehicle on account of any violation of these Rules and Regulations, and the costs thereof shall be borne by the owner or driver of the vehicle.

28.     The sidewalks, driveways, parking areas, entrances, passage, courts, vestibules, stairways, corridors and halls shall not be obstructed by Tenant.

29.     With respect to any portion of these Tenant Rules and Regulations that require Tenant to pay for damage, Landlord, at its option, may either require Tenant to perform the necessary work to repair such damage or Landlord may perform such work and invoice Tenant for the cost of such work performed by Landlord.

30.     Tenant agrees that Landlord may amend, modify, delete, or add new and additional reasonable rules and regulations for the use and care of the Premises and the Property. Tenant agrees to comply with all such reasonable rules and regulations upon notice to Tenant from Landlord, or upon the posting of such rules and regulations within the Property as Landlord may designate, provided that such rules and regulations are commercially reasonable, are not discriminatory as among tenants of the Property, and do not prevent the use of the Premises by Tenant for its permitted use.

LANDLORD DESIRES TO MAINTAIN HIGH STANDARDS OF ENVIRONMENT, COMFORT AND CONVENIENCE FOR ITS TENANTS.